UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 5, 2021

IEC Electronics Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34376	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

328 Silver Hill Road, Newark, New York 14513

(Address of Principal Executive Offices) (Zip code)

(315) 331-7742

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IEC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, IEC Electronics Corp., a Delaware corporation (“IEC” or the “Company”), entered into an Agreement and Plan of Merger, dated as of August 12, 2021 (the “Merger Agreement”), with Creation Technologies International Inc., a Delaware corporation (“Parent”), Creation Technologies Inc., a Delaware corporation (the “Guarantor”) and CTI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”).

In accordance with the terms of the Merger Agreement, Purchaser commenced a tender offer (as amended as permitted by the Merger Agreement, the “Offer”) to purchase all of IEC’s outstanding shares of common stock, par value $0.01 per share (the “Shares”) (other than Shares held in the Company’s treasury or owned by any subsidiary of the Company, Parent, the Purchaser or any other wholly-owned subsidiary of Parent, in each case, as of immediately prior to the commencement of the Offer) at a purchase price of $15.35 per Share, net to the holder of such Share, in cash, without interest and subject to any applicable tax withholding (the “Offer Price”). After being extended on September 24 and October 1, 2021, the Offer expired at 5:00 p.m., New York City time, on October 4, 2021. According to the depository for the Offer, as of the expiration of the Offer, 7,731,697 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered) were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 72.5% of the outstanding Shares and a sufficient number of Shares such that the minimum tender condition to the Offer was satisfied. In addition, the depository has advised Parent that notices of guaranteed delivery have been delivered with respect to 372,889 additional Shares, representing approximately 3.5% of the outstanding Shares. All other conditions to the Offer were satisfied or waived. As a result, on October 5, 2021, promptly after the expiration of the Offer, Purchaser irrevocably accepted for payment, and expects to promptly pay for, all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

On October 5, 2021, immediately following the closing of the Offer, Parent completed the acquisition of IEC through the merger of Purchaser with and into IEC, with IEC surviving as a wholly-owned subsidiary of Parent (the “Merger”). The Merger was governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with no stockholder vote required to consummate the Merger. At the effective time of the Merger (the “Effective

Time”), each Share not purchased pursuant to the Offer (other than Shares (i) owned by IEC’s stockholders who have perfected their statutory rights of appraisal under Delaware law, (ii) that are then owned by Parent or IEC (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned subsidiaries, or (iii) irrevocably accepted for purchase in the Offer) was cancelled and converted into the right to receive the Offer Price.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, filed as Exhibit 2.1 of the Current Report on Form 8-K filed by IEC on August 12, 2021, and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

On October 5, 2021, IEC and Manufacturers and Traders Trust (“M&T Bank”) entered into an Amended and Restated Term Note (the “A&R Term Note”) to refinance the remaining portion of the existing Term Note, dated March 1, 2021, in the original principal amount of $3,720,000.00 (the “Original Term Note”). The terms of the A&R Term Note are substantially identical to the terms of the Original Term Note except that (i) interest shall accrue at a 2.65% spread over an agreed benchmark and (ii) financial reporting requirements shall be modified to match those of the Guarantor, as required under the Guarantor’s secured credit facility. On October 5, 2021, IEC and M&T Bank entered into a Mortgage Modification Agreement (the “Mortgage Modification”) to amend certain terms of the existing Mortgage (the “Original Mortgage”) dated as of March 1, 2021 by IEC and the County of Monroe Industrial Development Agency (the “Agency”) to M&T Bank used to finance the purchase of the property located at 50 Jetview Drive, Rochester, New York (the “Premises”). The terms of the Mortgage Modification are substantially similar to the terms of the Existing Mortgage, except that (a) the Agency was released as a Mortgagor as a result of the termination of the Agency’s leasehold interest in the Premises and (b) references to the Original Term Note and related financing documents were updated to reference the A&R Term Note and the terms thereof.

Item 1.02	Termination of a Material Definitive Agreement

Concurrently with the consummation of the Merger, other than with respect to the A&R Term Note and with respect to the Mortgage Modification (the “Continuing Obligations”), Parent repaid in full all amounts outstanding pursuant to, and terminated, the Sixth Amended and Restated Credit Facility Agreement by and between IEC and M&T Bank, dated as of June 4, 2020, as amended, modified or supplemented from time to time (the “Credit Agreement”). Upon receipt of such payoff, (i) all obligations of each credit party arising under or related to the Credit Agreement were paid in full; (ii) all related liens were released; and (iii) any collateral which was held by M&T Bank, securing the outstanding obligations under the Credit Agreement was returned, except, in each case, with respect to the Continuing Obligations.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on October 5, 2021, Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer. Shortly thereafter, the Merger was completed pursuant to Section 251(h) of the DGCL, with no stockholder vote required to consummate the Merger. Upon the consummation of the Merger, IEC became a wholly-owned subsidiary of Parent.

The aggregate consideration to be paid by Parent and Purchaser in the Offer and Merger is approximately $174 million, without giving effect to related transaction fees and expenses. Parent provided Purchaser with the necessary funds to fund the Offer and the Merger from available cash on hand and proceeds from Parent’s debt financing arrangements obtained in connection with the Offer and Merger, as described in the Offer to Purchase.

The information contained in the Introductory Note and Items 3.03 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in the Introductory Note and Item 1.01 and Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, IEC (i) notified the NASDAQ Global Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the Securities and Exchange Commission (“SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 25 was filed on October 5, 2021, effecting the delisting of the Shares. IEC also intends to file with the Securities and Exchange Commission a Form 15 under the Exchange Act, requesting that IEC’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL, on October 5, 2021, a change in control of IEC occurred and, as a result of the Merger, IEC is now a wholly-owned subsidiary of Parent.

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers

In connection with the Merger, Jeffrey T. Schlarbaum, Keith M. Butler, Charles P. Hadeed, Andrew M. Laurence, and Jeremy R. Nowak, resigned as directors of IEC’s Board of Directors (the “Board”) and from all committees of the Board on which such directors served, effective as of immediately prior to the Effective Time. In accordance with the terms of the Merger Agreement, the director of Purchaser immediately prior to the Effective Time, James W. Hackett, Jr., became the director of IEC immediately after the Effective Time.

In connection with the Merger, Jeffrey T. Schlarbaum resigned his positions as President and Chief Executive Officer and Thomas L. Barbato resigned his positions as Senior Vice President and Chief Financial Officer, effective as of immediately prior to the Effective Time. At the Effective Time, pursuant to the terms of the Merger Agreement, James W. Hackett, Jr. became the President, Chief Executive Officer, and Secretary of IEC and Patrick Freytag became the Treasurer of IEC.

Information regarding the new director of IEC and the new officers of IEC is set forth in Annex A to the Offer to Purchase, dated August 26, 2021 (together with any amendments and supplements thereto), a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent and Purchaser on August 26, 2021 (together with any amendments and supplements thereto), which is incorporated herein by reference.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) IEC’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to read identically to the certificate of incorporation as set forth on Exhibit A to the Merger Agreement and became the Certificate of Incorporation of IEC (the “Certificate of Incorporation”) and (ii) IEC’s by-laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to read identically to the by-laws as set forth on Exhibit B to the Merger Agreement and became the Amended and Restated By-Laws of IEC (the “By-laws”).

Copies of the Certificate of Incorporation and the By-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On October 5, 2021, IEC and Parent issued a joint press release announcing the expiration and results of the Offer. A copy of this press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

2.1	Agreement and Plan of Merger, dated as of August 12, 2021, by and among IEC Electronics Corp., Creation Technologies International Inc., Creation Technologies, Inc. and CTI Acquisition Corp. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 12, 2021)

3.1	Amended and Restated Certificate of Incorporation of IEC Electronics Corp., dated October 5, 2021

3.2	Amended and Restated By-laws of IEC Electronics Corp., dated October 5, 2021

99.1	Joint Press Release issued October 5, 2021 by IEC Electronics Corp. and Creation Technologies International Inc.

104	Cover Page Interactive Data File (the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC ELECTRONICS CORP.

By:	/s/ James W. Hackett, Jr.
Name:	James W. Hackett, Jr.
Title:	President, Chief Executive Officer and Secretary

Date: October 5, 2021